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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                     NAME                                STATE OF INCORPORATION         ASSUMED NAMES
------------------------------------------------         ----------------------         --------------
Noble Component Technologies, Inc.*                             Michigan
Monroe Engineering Products, Inc.***                            Michigan
Cass River Coatings, Inc.*                                      Michigan               Vassar Industries
Skandy Corp.                                                    Michigan
Noble Metal Forming, Inc.+                                      Michigan
Noble Metal Processing, Inc.                                    Michigan
Noble Land Holdings, Inc.                                       Michigan
Noble Canada, Inc.*                                         Ontario, Canada
Noble Canada II, Inc.*                                      Ontario, Canada
Tiercon Plastics, Inc.*                                     Ontario, Canada
Tiercon Coatings, Inc.*                                     Ontario, Canada
Noble Metal Processing-Midwest, Inc.+                           Michigan
Noble Canada Holdings Limited*                            Nova Scotia, Canada
Noble Canada Holdings II Limited*                         Nova Scotia, Canada
Noble Components & Systems, Inc.                                Michigan
Noble Manufacturing Group, Inc.                                 Michigan
Noble Metal Processing Canada, Inc.                         Ontario, Canada
Tiercon Industries, Inc.*                                   Ontario, Canada
Noble Logistic Services, Inc.**                                California
Noble Logistic Services, Inc.**                                 Delaware
Noble Logistic Services, Inc.                                   Michigan
DSI Holdings, Inc.**                                             Texas
Noble Metal Processing - Kentucky, LLC                          Michigan
PECO Manufacturing, Inc. ***                                    Florida
Noble Components Systems, Inc.                                  Michigan
Noble Construction Equipment, Inc.#                            Tennessee
Noble Tubular Products, Inc.++                                  Michigan
Prototech Laser Welding, Inc. ##                                Michigan            Laser Welding International
Noble Metal Processing Australia                               Australia
Noble Silao de Mexico, S. de R.L. de C.V.+++                     Mexico
Noble Metal Processing de Mexico, S. de. R.L. de                 Mexico
C.V.+++
NMP Holding de Mexico, S. de R.L. de C.V.+++                     Mexico

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*    Former subsidiaries of the Company which were disposed of in connection with the Tiercon Sale.

+ Former subsidiaries of the Company which were disposed of in connection with the SET Sale.

# Former subsidiary of the Company which was disposed of in connection with the NCE Sale.

** Former subsidiary of the Company which was disposed of in connection with the logistics sale.

++   Subsidiary established by the Company for the acquisition of Prototube.

##   Subsidiary established by the Company for the acquisition of LWI

*** Former subsidiary of the Company which was disposed of in connection with the distribution sale.

+++ Subsidiary established by the Company for the acquisition of Mexico metal processing business